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                                                                    EXHIBIT 5.2





                                                    March 2, 1998



Cendant Corporation
Cendant Capital I
c/o Cendant Corporation
6 Sylvan Way
Parsippany, New Jersey 07054


                 Re: Cendant Corporation;
                     Cendant Capital I;
                     Registration Statement on Form S-3
                     -----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to (1) Cendant Corporation (the "Company"), a corporation organized under the laws of the State of Delaware and (2) Cendant Capital I (the "Trust"), a statutory business trust formed under the Business Trust Act of the State of Dela ware, in connection with the preparation of a Registra tion Statement on Form S-3 (File No. 333-45227), filed by the Company and the Trust with the Securities and Ex change Commission (the "Commission") on January 29, 1998 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on February 6, 1998, Amendment No. 2 thereto filed with the Commission on February 17, 1998 and Amendment No. 3 thereto, filed with the Commission on February 20, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") in connection with the public offering of 29,900,000 FE LINE PRIDES(sm) by the Company and 2,300,000 Trust Origi nated Preferred Securities (the "Preferred Securities"), having a stated liquidation amount per Preferred Security equal to $50, representing a preferred undivided benefi cial interest in the assets of the Trust.

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Cendant Corporation
Cendant Capital I
March 2, 1998
Page 2




                  The Preferred Securities of the Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), dated as of February 24, 1998, among the Company, as sponsor, Wilmington Trust Company, as the institutional trustee (in such capacity, the "Institutional Trustee") and as the Delaware trustee, and Michael P. Monaco and James E. Buckman as regular trustees.

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have exam ined originals or copies, certified or otherwise identi fied to our satisfaction, of (i) the certificate of trust of the Trust, dated February 5, 1998, as filed with the Secretary of State of the State of Delaware; (ii) the Declaration (including the designation of the terms of the Preferred Securities annexed thereto); and
(iii) the Preferred Securities and specimen certificates thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to


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Cendant Corporation
Cendant Capital I
March 2, 1998
Page 3




enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and represen tations of officers, trustees and other representatives of the Company, the Trust and others.

                  Members of our firm are admitted to the bar in the States of New York and Delaware, and we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware.

                  Based upon and subject to the foregoing and to the other qualifications and limitations set forth here in, we are of the opinion that the Preferred Securities have been duly authorized for issuance and, when issued, executed and authenticated in accordance with the terms of the Declaration and delivered and paid for as contem plated by the prospectus supplement included in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust. We bring to your attention, however, that the Preferred Securities holders may be obligated, pursuant to the Declaration, to
(i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or direc tions to the Institutional Trustee to exercise its rights and powers under the Declaration.



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Cendant Corporation
Cendant Capital I
March 2, 1998
Page 4



                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the prospectus supplement included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise express ly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.



                                            Very truly yours,

                                            /s/ Skadden, Arps, Slate,
                                                Meagher & Flom, LLP

                                            SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM, LLP